EXHIBIT INDEX

8.1 (a) Copy of Amendment No. 2 dated February 27, 2002 to Participation Agreement by and among Putnam Variable Insurance Trust, Putnam Retail Management, L.P. and American Centurion Life Assurance Company dated April 30, 1997.

8.5 (a) Copy of Amendment dated July 27, 2001 to Participation Agreement by and among Janus Aspen Series and American Centurion Life Assurance Company dated October 23, 1996.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.       Consent of Independent Auditors.